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                                                                    Exhibit 3.19

Limited Liability Company Agreement of Gamestop of Texas (Gp), LLC, dated as of
                                  May 25, 2004.

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                       LIMITED LIABILITY COMPANY AGREEMENT
                         OF GAMESTOP OF TEXAS (GP), LLC

          LIMITED LIABILITY COMPANY AGREEMENT OF GAMESTOP OF TEXAS (GP), LLC, dated as of May 25, 2004, entered into by GameStop, Inc. ("GameStop"), as the sole member.

          WHEREAS, GameStop of Texas (GP), LLC (the "Company") was formed as a Delaware limited liability company pursuant to the filing of a Certificate of Formation in the office of the Secretary of State of the State of Delaware on May 25, 2004, and such Certificate of Formation remains in full force and effect; and

          WHEREAS, GameStop by this document intends to establish the operating rules by which the Company is to be governed.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GameStop hereby agrees as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     1.1 Definitions. In this Agreement, the following terms shall have the meanings set forth below:

          (a) "Act" or "Delaware Act" means the Delaware Limited Liability Company Act.

          (b) "Agreement" means this Limited Liability Company Agreement.

          (c) "Capital Account" when used with respect to any Member shall mean the capital account maintained for such Member in accordance with Section 5.3 hereof, as such capital account may be increased or decreased from time to time pursuant to the provisions of Section 5.3.

          (d) "Capital Contribution" shall mean the total amount of cash and the agreed net value of property other than cash contributed to the Company by a Member pursuant to Section 5.1 hereof. Any reference to the Capital Contribution of a Member shall include the Capital Contribution made by any predecessor holders of such Member's Membership Interest.

          (e) "Certificate of Formation" shall mean the Certificate of Formation of the Company filed on May 25, 2004 with the office of the Secretary of State of the State of Delaware, as the same may from time to time be amended.

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          (f) "Code" shall mean the Internal Revenue Code of 1986, as amended, or any superseding federal revenue statute.

          (g) "Company" has the meaning set forth in the first paragraph of this Agreement.

          (h) "Distribution" means any cash and other property paid to a Member by the Company from the operations of the Company.

          (i) "Fiscal Year" shall be the same as that of GameStop Corp.

          (j) "GameStop" has the meaning set forth in the first paragraph of this Agreement.

          (k) "Manager" has the meaning set forth in Section 4.1 of this Agreement.

          (l) "Member" shall mean GameStop and any other Person that may hereafter become a member of the Company pursuant to the terms hereof.

          (m) "Member Nonrecourse Debt" shall mean a nonrecourse debt of the Company within the meaning of Section 1.704-2(b)(4) of the Treasury Regulations.

          (n) "Member Nonrecourse Deductions" shall mean the items of loss, deduction, and expenditure attributable to Member Nonrecourse Debt within the meaning of Section 1.704-2(i)(2) of the Treasury Regulations.

          (o) "Membership Interests" shall mean the respective percentage interests in the Company held by each Member, of which 100% is held by GameStop as of the date hereof.

          (p) "Net Losses" shall mean the losses of the Company, if any, determined in accordance with federal income tax principles.

          (q) "Net Profits" shall mean the income of the Company, if any, determined in accordance with federal income tax principles.

          (r) "Person" shall mean any individual, corporation, governmental authority, limited liability company, partnership, trust, joint stock company, business trust, joint venture, unincorporated association or other entity.

          (s) "Treasury Regulations" shall mean all proposed, temporary and final regulations promulgated under the Code as from time to time in effect.


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                                    ARTICLE 2

                                  ORGANIZATION

     2.1 Formation. The Company was formed on May 25, 2004 by having one or more Persons act as the organizer or organizers of the Company by preparing, executing and filing the Certificate of Formation with the office of the Secretary of State of the State of Delaware pursuant to the Act. The acts of such Person are hereby authorized and ratified.

     2.2 Name. The name of the Company is GameStop of Texas (GP), LLC, or such other name as the Manager may from time to time select.

     2.3 Principal Place of Business. The principal place of business, the administrative office and the mailing address of the Company shall be 2250 William D. Tate Avenue, Grapevine, Texas 76051, Attention: David W. Carlson. The Manager shall have the right to change the principal place of business of the Company or the administrative office and mailing address of the Company to the office of any Member, or otherwise, subject to the provisions of the Act. In addition, the Company may establish any other places of business as the Manager may from time to time deem advisable.

     2.4 Registered Office. The Company's registered office shall be located c/o The Corporation Trust Company, Corporation Trust Center, Wilmington, DE 19801, or such other place in the State of Delaware as the Manager may from time to time determine.

     2.5 Term. The term of the Company shall commence on the date of filing of the Certificate of Formation with the Delaware Secretary of State and terminate upon the dissolution of the Company pursuant to the provisions of the Act or
Article VIII below.

     2.6 Purposes; Powers. The Company may carry on any lawful business, purpose or activity, whether or not for profit, to the fullest extent provided in the Delaware Act. The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the businesses, purposes or activities of the Company.

                                    ARTICLE 3

                                     MEMBER

     3.1 Name and Address. GameStop is the sole member of the Company, having a principal place of business at 2250 William D. Tate Avenue, Grapevine, Texas 76051.

     3.2 Additional Members. One or more additional members of the Company may be admitted to the Company after the date of this Agreement with the prior written consent of the Manager.

     3.3 Limitation of Liability. A Member's liability to the Company, to any other Member or to any third party shall be limited to the maximum extent permitted by law. A


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Member shall not be personally liable for any indebtedness, liability or obligation of the Company, except that such Member shall remain personally liable for the payment of his or her Capital Contribution and as otherwise expressly set forth in this Agreement, the Act and any other applicable law.

     3.4 Priority and Return of Capital. If there is more than one Member, no Member shall have priority over any other Member, whether for the return of a Capital Contribution or for Net Profits, Net Losses or a Distribution; provided, however, that this Section 3.4 shall not apply to any loan or other indebtedness (as distinguished from a Capital Contribution) made by a Member to the Company.

     3.5 Liability of a Member to the Company. A Member that rightfully receives the return of any portion of a Capital Contribution is liable to the Company only to the extent now or hereafter provided by the Act. A Member that receives a Distribution made by the Company in violation of this Agreement or made when the Company's liabilities exceed its assets (after giving effect to such Distribution) shall be liable to the Company for the amount of such Distribution.

     3.6 Financial Adjustments. No Member admitted after the date of this Agreement shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. If there is more than one Member, the Manager may, at its discretion, at the time a Member is admitted, close the books and records of the Company (as though the Fiscal Year had ended) or make pro rata allocations of loss, income and expense deductions to such Member for that portion of the Fiscal Year in which such Member was admitted, in accordance with the Code.

     3.7 Action by Members Without a Meeting. Whenever the Members of the Company are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Members who hold voting interests having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the Members entitled to vote thereon were present and voted and shall be delivered to the administrative office of the Company, or to an employee or agent of the Company.

                                    ARTICLE 4

                                   MANAGEMENT

     4.1 Management. The business, affairs and management of the Company, including its policies and administration, shall be vested in a manager who may, but need not be, a Member (the "Manager"). The initial Manager shall be GameStop. The Manager shall have the sole power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by managers under the Act.

     4.2 Binding Authority of Manager. No Member is an agent of the Company solely by virtue of being a Member, and no Member has authority to act for the Company solely by virtue


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of being a Member. Subject to Section 4.6 of this Agreement, only the Manager may act for the Company in connection with the ordinary course of its day to day business and with respect to all other matters.

     4.3 Manager Discretion; Indemnification. Whenever in this Agreement the Manager is permitted or required to make a decision in their "discretion" or "sole discretion" or under a grant of similar authority or latitude, the Manager shall have no duty or obligation to consider any interest of or factors affecting some or all the Members so long as Manager acts in good faith and in a manner which it reasonably believes are in or not opposed to the best interest of the Company. Each Member hereby agrees that any standard of care or duty imposed under the Delaware Act or any other applicable law shall be modified, waived or limited in each case as required to permit the Manager to act under this Agreement and to make any decision pursuant to the authority prescribed in this Section 4.3 so long as such action or decision does not constitute gross negligence or intentional disregard of the terms of this Agreement and is reasonably believed by the Manager to be consistent with the overall purposes and objectives of the Company.

     4.4 No Exclusive Duty to Company. The Manager shall not be required to manage the company as its sole and exclusive function and may have other business interests and may engage in other activities in addition to those relating to the Company. The Member acknowledges that the Manager and its affiliates may pursue such other business opportunities for their respective accounts regardless of whether they have learned of such opportunity in the course of the Company's business. Neither the Company nor any Member shall have any right pursuant to this Agreement to share or participate in such other business interests or activities or to the income or proceeds derived therefrom. The Manager shall not incur any liability to the Company or any Member as a result of engaging in any other business interests or activities.

     4.5 Indemnification. The Company shall indemnify and hold harmless the Manager and each officer of the Company from and against all claims and demands to the maximum extent permitted under the Act.

     4.6 Officers. (a) The Manager may designate one or more individuals as officers of the Company who may but need not have titles, and shall exercise and perform such powers and duties as shall be assigned to them from time to time by the Manager. Any officer may be removed by the decision of the Manager at any time, with or without cause. Each officer shall hold office until his or her successor is elected and qualified. Any number of offices may be held by the same individual. Any salaries and other compensation of the officers shall be fixed by the Manager. The initial officers shall be as follows:

          (i) R. Richard Fontaine shall be the Chief Executive Officer of the Company and, in such capacity, shall have general supervision, direction and control of the business and affairs of the Company. So long as he is an officer of the Company, R. Richard Fontaine shall devote such time, attention and energies as may be necessary in his judgment to perform his duties hereunder.

          (ii) Daniel A. DeMatteo shall be the President of the Company and, in such capacity, shall have general supervision, direction and control of the business and affairs


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     of the Company, subject to the supervision of the Chief Executive Officer.
     So long as he is an officer of the Company, Daniel A. DeMatteo shall devote such time, attention and energies as may be necessary in his judgment to perform his duties hereunder.

          (iii) David W. Carlson shall be the Executive Vice President and Chief Financial Officer of the Company, and in such capacities, shall have general supervision, direction and control of the business and financial affairs of the Company, subject to the supervision of the Chief Executive Officer. So long as he is an officer of the Company, David W. Carlson shall devote such time, attention and energies as may be necessary in his judgment to perform his duties hereunder.

          (b) Execution of Contracts. Each of the Chief Executive Officer, the President, the Executive Vice President, the Chief Financial Officer, or any other officer authorized by the Manager shall execute all bonds, mortgages, agreements, deeds, instruments and other contracts and documents, except: (i) where required or permitted by law or this Agreement to be otherwise signed and executed and (ii) where signing and execution thereof shall be expressly delegated by the Manager to some other officer or agent of the Company.

          (c) Officers as Agents. The officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Manager not inconsistent with this Agreement, are agents of the Company for the purpose of the Company's business and the actions of the officers taken in accordance with such powers shall bind the Company.

                                    ARTICLE 5

                              CAPITAL CONTRIBUTIONS

     5.1 Capital Contributions. The Member has contributed, or is deemed to have contributed to the capital of the Company the amount set forth in the books and records of the Company.

     5.2 Additional Contributions. Except as set forth in Section 5.1 of this Agreement, no Member shall be required to make any Capital Contribution.

     5.3 Capital Accounts. If there is more than one Member, a Capital Account shall be maintained for each Member. Said Capital Account shall be kept in accordance with the provisions of Section 1.704-l(b)(2)(iv) of the Treasury Regulations. Without limiting the foregoing, each Member's Capital Account shall be (a) increased by the net agreed value of each Capital Contribution made by such Member, allocations to such Member of the Net Profits and any other allocations to such Member of income pursuant to the Code, and (b) decreased by the net agreed value of each Distribution made to such Member by the Company, allocations to such Member of Net Losses and other allocations to such Member pursuant to the Code.

     5.4 Transfers. Upon a permitted sale or other transfer of a Membership Interest in the Company, the Capital Account of the Member transferring its Membership Interests shall become the Capital Account of the Person to whom such Membership Interest is sold or transferred in accordance with Section 1.704-l(b)(2)(iv) of the Treasury Regulations.


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     5.5 Modifications. The manner in which Capital Accounts are to be maintained pursuant to this Section is intended to comply with the requirements of Section 704(b) of the Code. If in the opinion of the Members the manner in which Capital Accounts are to be maintained pursuant to this Agreement should be modified to comply with Section 704(b) of the Code, then the method in which Capital Accounts are maintained shall be so modified; provided, however, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement between or among the Members.

     5.6 Deficit Capital Account. Except as otherwise required in the Act or this Agreement, no Member shall have any liability to restore all or any portion of a deficit balance in a Capital Account.

     5.7 Withdrawal or Reduction of Capital Contributions. A Member shall not receive from the Company any portion of a Capital Contribution until all indebtedness and liabilities of the Company, except any indebtedness, liabilities and obligations to Members on account of their Capital Contributions, have been paid or there remains property of the Company, in the sole discretion of the Members, sufficient to pay them. A Member, irrespective of the nature of the Capital Contribution of such Member, has only the right to demand and receive cash in return for such Capital Contribution.

                                    ARTICLE 6

                          ALLOCATIONS AND DISTRIBUTIONS

     6.1 Allocations of Profits and Losses and Distributions if There is One Member. So long as there shall be only one Member, the Net Profits and Net Losses of the Company shall belong to such Member and any distributions of cash or property may be made as determined by such Member. The remainder of this
Article VI applies if there shall be more than one Member.

     6.2 Allocations of Profits and Losses. If there is more than one Member, the Net Profits and the Net Losses for each Fiscal Year shall be allocated among the Members in accordance with the respective Membership Interests.

     6.3 Required Special Allocations if there is More than One Member. Notwithstanding Section 6.2 hereof, if there is more than one Member:

          (a) Appropriate adjustments shall be made to the allocations of Net Profits and Net Losses to the extent required under Section 704(c) of the Code and the Treasury Regulations thereunder and under Sections 1.704-l(b)(2)(iv)(d),
(e), (f) and (g) of the Treasury Regulations.

          (b) Any Member Nonrecourse Deductions shall be specially allocated to the Member(s) that bear(s) the economic risk of loss with respect to the Member Nonrecourse Debt to which the Member Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i)(1) of the Treasury Regulations.

          (c) Appropriate adjustments shall be made to the allocations of Net Profits and Net Losses to the extent required to comply with the "qualified income offset" provisions of


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Section 1.704-1 (b)(2)(ii)(d) of the Treasury Regulations, the Company "minimum gain chargeback" provisions of Section 1.704-2(f) of the Treasury Regulations, and the Member "minimum gain chargeback" provisions of Section 1.704-2(i)(4) of the Treasury Regulations, all issued pursuant to Section 704(b) of the Code.

     6.4 Distributions. The Manager may from time to time make Distributions pro rata in proportion to Membership Interests as of the record date set for such Distribution. Distribution of liquidation proceeds shall be governed by Section 8.2.

     6.5 Offset. The Company may offset all amounts owing to the Company by a Member against any Distribution to be made to such Member.

     6.6 Limitation Upon Distributions. No Distribution shall be declared and paid unless, after such Distribution is made, the assets of the Company are in excess of all liabilities of the Company.

     6.7 Interest on and Return of Capital Contributions. No Member shall be entitled to interest on its Capital Contribution or to a return of its Capital Contribution, except as specifically set forth in this Agreement.

     6.8 Accounting Period. The accounting period of the Company shall be the Fiscal Year.

                                    ARTICLE 7

                      TAXES; BOOKS AND RECORDS; INFORMATION

     7.1 Tax Returns. If there is more than one Member, the Manager shall cause to be prepared and filed all necessary federal and state income tax returns for the Company. The Manager shall furnish to the Members all pertinent information in its possession relating to Company operations that is necessary to enable the Company's income tax returns to be prepared and filed.

     7.2 Tax Elections. The Company shall make the following elections on the appropriate tax returns:

          (a) If there is more than one Member, and a Distribution as described in Section 734 of the Code occurs or a transfer of a Membership Interest described in Section 743 of the Code occurs, upon the written request of any Member, to elect to adjust the basis of the property of the Company pursuant to
Section 754 of the Code;

          (b) To elect to amortize the organizational expenses of the Company and the start-up expenditures of the Company under Section 195 of the Code ratably over a period of sixty (60) months as permitted by Section 709(b) of the Code; and

          (c) Any other election that the Manager may deem appropriate and in the best interests of the Members.


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Neither the Company nor any Member may make an election for the Company to be taxed as a corporation under the Code or any similar provisions of applicable state law, and no provisions of this Agreement shall be interpreted to authorize any such election.

     7.3 Tax Matters Partners. The Manager is hereby designated as the "tax matters partner" of the Company pursuant to Section 6231(a)(7) of the Code.

     7.4 Books and Records. The Company shall keep books and records of accounts and minutes of all decisions taken by the Member and the Manager. Such books and records shall be maintained on a cash basis in accordance with this Agreement.

     7.5 Information. A Member may inspect during ordinary business hours and at the principal place of business of the Company the Certificate of Formation, this Agreement, the minutes of any decision of the Member or meeting of the Manager, any tax returns of the Company for the immediately preceding three Fiscal Years, and all other business records in the possession of the Company.

                                    ARTICLE 8

                                   DISSOLUTION

     8.1 Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:

          (a) The latest date on which the Company is to dissolve, if any, as set forth in the Certificate of Formation;

          (b) The unanimous vote or written consent of the holders of all the Membership Interests; or

          (c) The entry of a decree by a court of competent jurisdiction that dissolution and liquidation of the Company is required by law.

     8.2 Winding Up. Upon the dissolution of the Company, the Manager may, in the name of and for an on behalf of the Company, prosecute and defend suits, whether civil, criminal or administrative, and sell or otherwise dispose of the Company's assets to the extent permitted by any agreement dealing with the Company's assets, discharge the Company's liabilities for which a Member or Members have assumed personal liability and distribute to the Members any remaining assets of the Company, all without affecting the liability of Members. Upon such a winding up of the Company, the assets shall be distributed as follows:

          (a) First, to the payment of the debts and liabilities of the Company, including Members who are creditors, including any expenses of the Company incidental to such winding-up and dissolution;

          (b) Second, to the setting up of any reserves which the Manager may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company as provided in Section 18-804(b) of the Delaware Act and, subject to such Section 18-804(b), at


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the expiration of such period as the aforesaid person or persons may deem advisable, for distribution in the manner hereinafter provided; and

          (c) Third, in accordance with the first sentence of Section 6.4.

     8.3 Cancellation of Certificate of Formation. Upon the completion of the distribution of the Company's assets as provided in Section 8.2 hereof, the Company shall be terminated, and the Manager shall cause the Certificate of Formation and all qualifications of the Company as a foreign limited liability company to be canceled and shall take such other actions as may be necessary to terminate the Company.

     8.4 Deficit Capital Account. If the Company has more than one Member, upon a liquidation of the Company within the meaning of Section 1.704-l(b)(2)(ii)(g) of the Treasury Regulations, if any Member has a deficit Capital Account (after giving effect to all contributions, distributions, allocations and other adjustments for all Fiscal Years, including the Fiscal Year in which such liquidation occurs), the Member shall have no obligation to make any Capital Contribution, and the negative balance of any Capital Account shall not be considered a debt owed by the Member to the Company or to any other Person for any purpose.

     8.5 Nonrecourse to Other Members or the Manager. Except as provided by applicable law or as expressly provided in this Agreement, upon dissolution, each Member shall receive a return of its Capital Contribution solely from the assets of the Company. If the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return any Capital Contribution of any Member, such Member shall have no recourse against any other Member or the Manager.

     8.6 Distribution in Kind, (a) Notwithstanding the provisions of Section 8.2 which require the liquidation of the assets of the Company, but subject to the order of priorities provided thereunder, if upon the dissolution of the Company the Manager determines that an immediate sale of part or all of the assets of the Company would be impractical or would cause undue loss to the Members, the Manager may, in its absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (other than those to Members) and may, in its absolute discretion, distribute to the Members, in lieu of cash, as tenants in common, undivided interests in such Company assets as the Manager deems not suitable for liquidation.

          (b) Any distributions in kind shall be subject to such conditions relating to the disposition and management of such assets as the Manager deems reasonable and equitable and to any agreements governing the operating of such assets at such time. The Manager shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

     8.7 Termination. Upon completion of the dissolution, winding up, liquidation, and distribution of the assets of the Company, the Company shall be deemed terminated.


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                                    ARTICLE 9

                               GENERAL PROVISIONS

     9.1 Notices. Any notice, demand or other communication required or permitted to be given pursuant to this Agreement shall have been sufficiently given for all purposes if (a) delivered personally or by overnight courier service to the party to whom such notice, demand or other communication is directed or (b) sent by registered or certified mail, postage prepaid, addressed to the Member or the Company at its address set forth in this Agreement. Except as otherwise provided in this Agreement, any such notice shall be deemed to be given (i) when received if delivered personally or by overnight courier and (ii) three business days after the date on which it was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as set forth in this section.

     9.2 Amendments. This document sets forth the entire operating agreement of the Company and may be amended by the Member as it sees fit or, if there is more than one Member, by the unanimous consent or approval of all of the Membership Interests.

     9.3 Construction. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

     9.4 Restriction on Transferability of Interests. Without the prior written consent of the Manager, no Member may sell, assign, transfer or encumber, in whole or in part, any of such Member's Membership Interest. Upon the death or dissolution of a Member, the legal representative of the deceased or dissolved Member shall thereafter be admitted as a Member upon its agreement to be bound by the terms hereof.

     9.5 Headings. The headings in this Agreement are for convenience only and shall not be used to interpret or construe any provision of this Agreement.

     9.6 Waiver. No failure of a Member to exercise, and no delay by a Member in exercising, any right or remedy under this Agreement shall constitute a waiver of such right or remedy. No waiver by a Member of any such right or remedy under this Agreement shall be effective unless made in a writing duly executed by all Members and specifically referring to each such right or remedy being waived.

     9.7 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. However, if any provision of this Agreement shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law or, if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of such prohibition or invalidity without the remainder thereof or any other such provision being prohibited or invalid.

     9.8 Binding Effect. This Agreement shall be binding upon and inure to the benefit of all Members, and each of the successors and assignees of the Members, except that no right Or obligation of a Member under this Agreement may be assigned by such Member to another Person without first obtaining the written consent of all other Members.


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     9.9 Agency. If there is more than one Member, each Member shall designate a natural person to act as such Member's sole authorized agent for all matters relating to the Company and to this Agreement (which agent may, in the case of a Member who is a natural person, be the Member). Unless and until a Member shall have given written notice to each other member to the effect that such agency has been terminated, (a) any consent or other instrument to be made or given under the provisions of this Agreement that may be executed by a Member shall be executed on behalf of such Member only by such Agent, and (b) each other Member shall be entitled conclusively to rely on the execution by the agent as if it were the execution by the Member.

     9.10 Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.


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          IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first indicated above.

                                        SOLE MEMBER

                                        GAMESTOP, INC.


                                        By:
                                            ------------------------------------
                                            David W. Carlson
                                            Chief Financial Officer


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